                                            Registration Statement No. 333-15687

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                       and
                         THE TRAVELERS INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0904249
                I.R.S. Employer Identification Number: 06-0566090

          One Tower Square, Hartford, Connecticut 06183 (860) 277-0111 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                Ernest J. Wright
                     The Travelers Life and Annuity Company
                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-4345
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

Approximate date of commencement of proposed sale to the public: The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X
                             ---

If the Registrant elects to deliver its latest Annual Report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. ____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ___.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS
                       ----------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                         THE TRAVELERS INSURANCE COMPANY

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)
          -------------------------------------------------------------

Item
No.      Form S-2 Caption                                     Heading in Prospectus
----     ----------------                                     ---------------------
  1.     Forepart of the Registration                         Outside Front Cover Page of Registration
         Statement and Outside Front                          Statement and Prospectus
         Cover Page of Prospectus

  2.     Inside Front and Outside Back                        Available Information; Incorporation of
         Cover Pages of Prospectus                            Certain Documents by Reference;
                                                              Table of Contents

  3.     Summary Information, Risk                            Prospectus Summary; Outside Front
         Factors and Ratio of Earnings                        Cover Page
         to Fixed Charges

  4.     Use of Proceeds                                      Investments by the Company

  5.     Determination of Offering Price                      Not Applicable

  6.     Dilution                                             Not Applicable

  7.     Selling Security Holders                             Not Applicable

  8.     Plan of Distribution                                 Distribution of the Contracts

  9.     Description of Securities                            Outside Front Cover Page of Prospectus;
         to be Registered                                     Description of the Contracts;
                                                              Limited Guarantee

 10.     Interests of Named Experts                           Not Applicable
         and Counsel

 11.     Information with Respect to                          Outside Front Cover Page; Incorporation
         the Registrant                                       of Certain Documents by Reference;

 12.     Incorporation of Certain                             Incorporation of Certain Documents by
         Information by Reference                             Reference

 13.     Disclosure of Commission                             Not Applicable
         Position on Indemnification
         for Securities Act Liabilities

This registration statement incorporates by reference Post-Effective Amendment No. 1, filed on April 21, 1997.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14. Other Expenses of Issuance and Distribution
         -------------------------------------------

Registration Fees: $51,724.14 for 150,000,000 in interests of Modified Guaranteed Annuity Contracts.

Estimate of Printing Costs:  $15,000

Cost of Independent Auditors:  Approximately $8,000


Item 15. Indemnification of Directors and Officers
         -----------------------------------------

Section 33-320a of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-320a provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

Travelers Group Inc. provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrants. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits
         --------

(a)      Exhibits

             1. Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

             2. Agreement and Plan of Merger dated June 25, 1995, by and among United HealthCare Corporation, Montana Acquisition, Inc., The MetraHealth Companies, Inc. and Certain Other Persons. (Incorporated herein by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

          3(a). Charter of The Travelers Life and Annuity Company, as amended on April 10, 1990. (Incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.)

        3(a)(i) Charter of The Travelers Insurance Company as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration Statement on Form S-2, File No. 33-58677, filed on April 18, 1995.)

          3(b). By-Laws of The Travelers Life and Annuity Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.)

        3(b)(i) By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b)(i) to the Registration Statement on Form S-2, File No. 33-58677, filed on April 18, 1995.)

          4(a).       Contracts. (Incorporated herein by reference to Exhibit 4
                      (a) to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

          4(b).       Limited Guarantee.

       4(b)(i).       Approval from State of Connecticut.

             5.       Opinion Re:  Legality, Including Consent.

            10.       Material Contracts.

                      a. Master Agreement, dated as of September 1, 1994, between the Company and Metropolitan Life Insurance Company ("MetLife"), incorporated by reference to
                             Exhibit 10.03 to The Travelers Insurance Company's Form 10-Q for the quarter ended September 30, 1994, File No. 33-33691, filed on November 14, 1994.

                      b. Group Life Insurance and Related Businesses Acquisition Agreement, dated as of September 1, 1994, among MetLife, the Company, The Travelers Indemnity Company of Rhode Island and The Travelers Insurance Company of Illinois, incorporated by reference to Exhibit 10.04 to The Travelers Insurance Company's Form 10-Q for the quarter ended September 30, 1994, File No. 33-33691, filed on November 14, 1994.

         23(a). Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

         23(b).       Consent of Counsel (see Exhibit 5).

         24(a). Powers of Attorney for Separate Account MGA II authorizing Jay S. Fishman or Ernest J. Wright as signatory for Marc
                      P. Weill and Christine B. Mead. (Incorporated herein by reference to Exhibit 24(a) to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

         24(b). Powers of Attorney for Separate Account MGA II authorizing Jay S. Fishman or Ernest J. Wright as signatory for Robert
                      I. Lipp, Charles O. Prince, III, Donald T. DeCarlo, Irwin
                      R. Ettinger, and Michael A. Carpenter. (Incorporated herein by reference to the Registration Statement on Form S-2, File No. 33-58677, filed on April 18, 1995.)

         24(c). Powers of Attorney authorizing Jay S. Fishman or Ernest J. Wright as signatory for Robert I. Lipp, Charles O. Prince, III, Marc P. Weill, Irwin R. Ettinger, Michael A. Carpenter, Donald T. DeCarlo and Christine B. Mead. (Incorporated herein by reference to Exhibit 24(c) to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

         24(d) Powers of Attorney for Separate Account MGA II authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet, George C. Kokulis, Katherine M. Sullivan and Ian R. Stuart. (Incorporated herein by reference to Exhibit 24(d) to the Registration Statement on Form S-2, filed November 6, 1996.)

         24(e) Powers of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet, George C. Kokulis, Katherine M. Sullivan and Ian R. Stuart. (Incorporated herein by reference to Exhibit 24(e) to the Registration Statement on Form S-2, filed November 6, 1996.)

         24(f)        Power of Attorney authorizing Ernest J. Wright or Kathleen
                      A. McGah as signatory for Ian R. Stuart.

         27(a).       Financial Data Schedule of The Travelers Life and Annuity
                      Company.

         27(b).       Financial Data Schedule of The Travelers Insurance
                      Company.

Item 17. Undertakings
         ------------

The undersigned registrants hereby undertake as follows, pursuant to Item 512 of Regulation S-K:

(a)      Rule 415 offerings:

         1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(h)      Requests for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under
         Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on May 1, 1997.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)

                            By: *Ian R. Stuart
                                ----------------------------------------------
                                Ian R. Stuart
                                Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller


Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities indicated on May 1, 1997.


*MICHAEL A. CARPENTER                Director and Chairman of the Board,
--------------------------------     President and Chief Executive Officer
 (Michael A. Carpenter)

*ROBERT I. LIPP                      Director
--------------------------------
 (Robert I. Lipp)

*JAY S. BENET                        Director
--------------------------------
 (Jay S. Benet)

*GEORGE C. KOKULIS                   Director
--------------------------------
 (George C. Kokulis)

*KATHERINE M. SULLIVAN               Director, Senior Vice President and
--------------------------------     General Counsel
 (Katherine M. Sullivan)

*IAN R. STUART                       Director, Senior Vice President, Chief
--------------------------------     Financial Officer, Chief Accounting Officer
 (Ian R. Stuart)                     and Controller


*MARC P. WEILL                       Director
--------------------------------
 (Marc P. Weill)



*  By:   Ernest J. Wright, Attorney-in-Fact

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on May 1, 1997.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                             By: *Ian R. Stuart
                                 ---------------------------------------------
                                 Ian R. Stuart
                                 Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller


Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities indicated on May 1, 1997.


*MICHAEL A. CARPENTER                Director, Chairman of the Board, President
--------------------------------     and Chief Executive Officer
(Michael A. Carpenter)

*ROBERT I. LIPP                      Director
--------------------------------
 (Robert I. Lipp)

*JAY S. BENET                        Director
--------------------------------
 (Jay S. Benet)

*GEORGE C. KOKULIS                   Director
--------------------------------
 (George C. Kokulis)

*KATHERINE M. SULLIVAN               Director, Senior Vice President and
--------------------------------     General Counsel
 (Katherine M. Sullivan)

*IAN R. STUART                       Director, Senior Vice President,
--------------------------------     Chief Financial Officer,
 (Ian R. Stuart)                     Chief Accounting Officer and Controller


*MARC P. WEILL                       Director
--------------------------------
(Marc P. Weill)




*By:   Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

Exhibit
   No.         Description                                                            Method of Filing
-------        -----------                                                            ----------------
      1.     Underwriting Agreement.  (Incorporated herein by reference to Exhibit 1 to Pre-Effective Amendment No. 1 to the
             Registration Statement on Form S-2, File No. 58677,
             filed on July 11, 1995.)

      2. Agreement and Plan of Merger dated June 25, 1995, by and among United HealthCare Corporation, Montana Acquisition,
             Inc., The MetraHealth Companies, Inc. and Certain Other
             Persons. (Incorporated herein by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

   3(a). Charter of The Travelers Life and Annuity Company, as amended on April 10, 1990. (Incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.)

3(a)(i) Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration Statement on Form S-2,
             File No. 33-58677, filed on April 18, 1995.)

   3(b). By-Laws of The Travelers Life and Annuity Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.)

 3(b)(i) By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b)(i) to the Registration Statement on Form S-2,
             File No. 33-58677, filed on April 18, 1995.)

   4(a). Contracts. (Incorporated herein by reference to Exhibit 4(a) to Pre-Effective Amendment No. 1 to the Registration
             Statement on Form S-2, File No. 58677, filed on July 11, 1995.)

   4(b).     Limited Guarantee.                                                        Electronically

4(b)(i).     Approval from State of Connecticut.                                       Electronically

      5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to Post-Effective Amendment
             No. 1 to the Registration Statement on Form S-2
             filed on April 21, 1997)


Exhibit
   No.         Description                                                            Method of Filing
-------        -----------                                                            ----------------

     10.     Material Contracts.
             a. Master Agreement, dated as of September 1, 1994, between the Company and Metropolitan Life Insurance
                  Company ("MetLife"), incorporated by reference to
                  Exhibit 10.03 to Form 10-Q for the quarter ended
                  September 30, 1994, File No. 33-33691, filed on
                  November 14, 1994.

             b.   Group Life Insurance and Related Businesses
                  Acquisition Agreement, dated as of September 1, 1994, among MetLife, the Company, The Travelers Indemnity
                  Company of Rhode Island and The Travelers Insurance
                  Company of Illinois, incorporated by reference to
                  Exhibit 10.04 to Form 10-Q for the quarter ended
                  September 30, 1994, File No. 33-33691, filed on
                  November 14, 1994.

  23(a).     Consent of KPMG Peat Marwick LLP, Independent                             Electronically
             Certified Public Accountants.

  23(b). Consent of Counsel (see Exhibit 5). (Incorporated herein by reference to Exhibit 23(b) to Post-Effective Amendment
             No. 1 to the Registration Statement on Form S-2
             filed on April 21, 1997)

  24(a).     Powers of Attorney for Separate Account MGA II authorizing
             Jay S. Fishman or Ernest J. Wright as signatory for Marc P.
             Weill and Christine B. Mead. (Incorporated herein by reference to Exhibit 24(a) to Pre-Effective Amendment No. 1 to the
             Registration Statement on Form S-2, File No. 58677, filed on
             July 11, 1995.)

  24(b).     Powers of Attorney for Separate Account MGA II authorizing
             Jay S. Fishman or Ernest J. Wright as signatory for Robert I.
             Lipp, Charles O. Prince, III, Donald T. DeCarlo, Irwin R.
             Ettinger and Michael A. Carpenter. (Incorporated herein by reference to the Registration Statement on Form S-2, File No. 33-58677, filed on April 18, 1995.)

  24(c).     Powers of Attorney authorizing Jay S. Fishman or Ernest J.
             Wright as signatory for Robert I. Lipp, Charles O. Prince, III,
             Marc P. Weill, Irwin R. Ettinger, Michael A. Carpenter,
             Donald T. DeCarlo and Christine B. Mead.   (Incorporated
             herein by reference to Exhibit 24 to Pre-Effective Amendment
             No. 1 to the Registration Statement on Form S-2,
             File No. 58677, filed on July 11, 1995.)

  24(d) Powers of Attorney for Separate Account MGA II authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Michael A. Carpenter, Jay S. Benet,
             George C. Kokulis, Katherine M. Sullivan and Ian R. Stuart.
             (Incorporated herein by reference to Exhibit 24(d) to the Registration Statement on Form S-2, filed November 6, 1996.)

Exhibit
   No.         Description                                                            Method of Filing
-------        -----------                                                            ----------------
24(e)        Powers of Attorney authorizing Ernest J. Wright or
             Kathleen A. McGah as signatory for Michael A. Carpenter,
             Jay S. Benet, George C. Kokulis, Katherine M. Sullivan
             and Ian R. Stuart. (Incorporated herein by reference to
             Exhibit 24(e) to the Registration Statement on Form S-2,
             filed November 6, 1996.)

24(f)        Power of Attorney authorizing Ernest J. Wright or
             Kathleen A. McGah as signatory for Ian R. Stuart.
             (Incorporated herein by reference to Exhibit 24(f) to Post-Effective Amendment No. 1 to the Registration
             Statement on Form S-2 filed on April 21, 1997)

27(a).       Financial Data Schedule of The Travelers Life and
             Annuity Company. (Incorporated herein by reference to Exhibit
             27(a) to Post-Effective Amendment No. 1 to the
             Registration Statement on Form S-2 filed on April 21, 1997)

27(b).       Financial Data Schedule of The Travelers Insurance
             Company. (Incorporated herein by reference to Exhibit
             27(b) to Post-Effective Amendment No. 1 to the
             Registration Statement on Form S-2 filed on April 21, 1997)
